Exhibit (a)(1)(v)

Offer by

QUILMES INDUSTRIAL (QUINSA), S.A.

To Purchase For Cash

Up to 8,400,000 of its Class B Shares (Including Class B Shares Held as American Depositary Shares)

at
A Purchase Price of Not Greater Than $9.50 Nor Less Than $8.00 per Class B Share

THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M. NEW YORK CITY TIME (WHICH IS 4:00 P.M. LUXEMBOURG TIME), ON THURSDAY, SEPTEMBER 16, 2004, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated August 18, 2004, and the related Letter of Transmittal to Tender American Depositary Shares (the “ADS Letter of Transmittal”) (which together, with the Letter of Transmittal to Tender Shares, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Quilmes Industrial (Quinsa), S.A., a Luxembourg corporation (“Quinsa” or the “Company”), to purchase for cash up to 8,400,000 of its Class B shares (including Class B shares held as American Depositary Shares (“ADSs”)) at a purchase price not greater than $9.50 nor less than $8.00 per Class B share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Each of the Company’s ADSs represents two Class B shares and is evidenced by an American Depositary Receipt (an “ADR”). The Bank of New York acts as depositary for the ADSs, pursuant to that certain Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among the Company, The Bank of New York (as depositary) and the holders and beneficial owners from time to time of ADRs (the “Deposit Agreement”), and as the tender agent for the receipt of tenders of ADSs under the Offer to Purchase (the “ADS Tender Agent”).

We are the holder of record of ADSs held for your account. As such, only we, pursuant to your instructions, can tender your ADSs. The ADS Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.

The Company will determine a per Class B share price, not greater than $9.50 nor less than $8.00 per Class B share, that it will pay for the Class B shares (including those tendered as ADSs) properly tendered and not properly withdrawn pursuant to the Offer taking into account the number of Class B shares (including those tendered as ADSs) so tendered and the prices specified by tendering holders. The Company then will select the lowest purchase price that will allow it to purchase 8,400,000 Class B shares (including those tendered as ADSs), or such lesser number (including those tendered as ADSs) as are properly tendered and not properly withdrawn, pursuant to the Offer. Since each ADS represents two Class B shares, the Company will treat each tender of an ADS as a tender of the two underlying Class B shares. Upon the terms and subject to the conditions set forth in the Offer to Purchase, including the proration provisions, the related ADS Letter of Transmittal and the related Share Letter of Transmittal, the Company will purchase at the same price all Class B shares validly tendered, regardless of whether a holder of Class B shares tendered at a lower price than the purchase price that the Company selects for the Class B shares, and all ADSs at twice the Class B share purchase price, regardless of whether a holder of ADSs tendered the Class B shares represented by the ADSs at a lower price than the purchase price the Company selects for the Class B shares.

Class B shares (including those tendered as ADSs) tendered at prices in excess of the relevant purchase price and Class B shares (including those tendered as ADSs) not purchased because of proration will be returned at the Company’s expense to the stockholders who tendered such ADSs promptly after the Expiration Date (as defined in the Offer to Purchase). The Company expressly reserves the right, in its sole discretion, to purchase additional Class B shares (including those tendered as ADSs) subject to applicable legal requirements. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if fewer than all Class B shares (including those Class B shares tendered as ADSs) properly tendered and not properly withdrawn at or below the relevant purchase price are to be purchased by the Company, the Company will purchase properly tendered Class B shares (including those tendered as ADSs) at or below the selected purchase price on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares or ADSs.

We request instructions as to whether you wish us to tender any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Please note carefully the following:

1. You may tender ADSs at a price not greater than $9.50 nor less than $8.00 per underlying Class B share (which is equal to a price not greater than $19.00 nor less than $16.00 per ADS), as indicated in the attached ADS Instruction Form, net to you in cash.

2. Since each ADS represents two Class B shares, the Company will treat each tender of an ADS as a tender of the two underlying Class B shares for the purposes of calculating the purchase price to be paid per ADS.

3. The Offer, the proration period and withdrawal rights expire at 10:00 a.m. New York City time, which is 4:00 p.m. Luxembourg time, on Thursday, September 16, 2004, unless the Offer is extended by the Company.

4. The Offer is not conditioned upon any minimum number of Class B shares and/or ADSs being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 6 of the Offer to Purchase.

5. The Offer is for up to 8,400,000 Class B shares (including those held as ADSs), constituting approximately 14.2% of the Company’s outstanding Class B shares (including those held as ADSs), net of shares held in treasury, as of August 13, 2004.

6. Tendering ADS holders who are registered ADS holders or who tender their ADSs directly to The Bank of New York, the ADS Tender Agent, will not be obligated to pay any brokerage commissions or fees to the Company or the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the ADS Letter of Transmittal, stock transfer taxes on the Company’s purchase of ADSs pursuant to the Offer.

7. If you wish to tender portions of your ADSs at different prices, you must complete a separate ADS Instruction Form for each price at which you wish to tender each such portion of your ADSs. We must submit separate ADS Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing, detaching and returning to us the ADS Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the ADS Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR ADS INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER. THE BOOK-ENTRY TRANSFER FACILITY HAS ADVISED THE COMPANY THAT IT WILL NOT TRANSFER TENDERED ADSs INTO THE ADS TENDER AGENT’S ACCOUNT AFTER 4.15 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 15, 2004. THEREFORE TENDERS TO BE EFFECTED BY BOOK-ENTRY TRANSFER MUST BE MADE BEFORE THAT TIME.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs and/or Class B shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by UBS Securities LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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ADS INSTRUCTION FORM

With Respect to the Offer by

QUILMES INDUSTRIAL (QUINSA), S.A.

To Purchase for Cash

Up to 8,400,000 of its Class B Shares (Including Class B Shares Held as American Depositary Shares)

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 18, 2004, and the related Letter of Transmittal to Tender American Depositary Shares (the “ADS Letter of Transmittal”) (which collectively, with the Letter of Transmittal to Tender Shares, as they as may be amended or supplemented from time to time, constitute the “Offer”), in connection with the offer by Quilmes Industrial (Quinsa), S.A., (“Quinsa”) to purchase up to 8,400,000 Class B shares (including those Class B shares held as ADSs) at a purchase price not greater than $9.50 nor less than $8.00 per Class B share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Each of Quinsa’s ADSs represents two Class B shares and is evidenced by an American Depositary Receipt (“ADR”). The Bank of New York acts as depositary for the ADSs, pursuant to that certain Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among Quinsa, The Bank of New York (as depositary) and the holders from time to time of ADRs (the “Deposit Agreement”), and as tender agent for the receipt of tenders of ADSs under the Offer to Purchase (the “ADS Tender Agent”).

The undersigned hereby instruct(s) you to tender to Quinsa the number of ADSs indicated below or, if no number is indicated, all ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF ADSs BEING TENDERED HEREBY:                      ADSs*

*	Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

CHECK ONLY ONE BOX ON THE NEXT PAGE OF THIS FORM. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF ADSs.

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ADSs TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
(SEE INSTRUCTION 5 OF THE ADS LETTER OF TRANSMITTAL)

☐	The undersigned wants to maximize the chance of having Quinsa purchase all the ADSs the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders ADSs and is willing to accept the purchase price per ADS determined by Quinsa pursuant to the Offer, which will be a price equal to two times the price per Class B share determined by Quinsa pursuant to the Offer. This action will result in receiving a price per ADS of as low as $16.00 or as high as $19.00 (being twice the minimum or maximum purchase price per Class B share, respectively). The undersigned acknowledges that, for the purposes of Quinsa determining the price to be paid per ADS, each tender of an ADS tendered hereby will be treated by Quinsa as a tender of the two Class B shares underlying such ADS.

— OR —

ADSs TENDERED AT PRICE DETERMINED BY ADS HOLDER

(SEE INSTRUCTION 5 OF THE ADS LETTER OF TRANSMITTAL)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders ADSs, each of which represents two underlying Class B shares, at the checked price per underlying Class B share. This action could result in none of the tendered ADSs being purchased if the purchase price per underlying Class B share determined by Quinsa is less than the price checked. The undersigned acknowledges that, for the purposes of Quinsa determining the price to be paid per ADS, each tender of an ADS tendered hereby will be treated by Quinsa as a tender of the two Class B shares underlying such ADS. If the purchase price for each underlying Class B share is equal to or greater than the price checked, then the ADSs purchased by Quinsa will be purchased at the purchase price per ADS determined by Quinsa pursuant to the Offer, which will be twice the purchase price paid per Class B share. An ADS holder who desires to tender ADSs at more than one price per underlying Class B share must complete a separate ADS Letter of Transmittal for each price at which ADSs are tendered. The same ADSs cannot be tendered at more than one price (unless those ADSs were previously tendered and properly withdrawn).

PRICE (IN DOLLARS) PER UNDERLYING CLASS B SHARE AT WHICH ADSs ARE BEING TENDERED

☐ $8.00 per underlying Class B share (Equal to $16.00 per ADS)	☐ $9.00 per underlying Class B share (Equal to $18.00 per ADS)
☐ $8.25 per underlying Class B share (Equal to $16.50 per ADS)	☐ $9.25 per underlying Class B share (Equal to $18.50 per ADS)
☐ $8.50 per underlying Class B share (Equal to $17.00 per ADS)	☐ $9.50 per underlying Class B share (Equal to $19.00 per ADS)
☐ $8.75 per underlying Class B share (Equal to $17.50 per ADS)

      THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING ADS HOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s):

Name(s):

(PLEASE PRINT)

Taxpayer Identification or Social Security Number:

Address(es):

(INCLUDING ZIP CODE)

Area Code/Phone Number(s):

Date:

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